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                                                                     EXHIBIT 4.3

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT is made and entered into as of January 30, 2004 by and between Aventis Inc., a Pennsylvania corporation ("Secured Party"), and Zix Corporation, a Texas corporation ("Debtor").

         WHEREAS, Debtor has delivered a Promissory Note dated as of the date hereof in the original principal amount of $3,000,000 payable to Secured Party (the "Note");

         WHEREAS, Debtor and Secured Party have entered into a Master Services Agreement dated as of the date hereof (the "Master Services Agreement"), pursuant to which Secured Party paid $4,000,000 to Debtor in respect of future services to be performed by Debtor thereunder;

         WHEREAS, in connection with the delivery of the Note and the Master Services Agreement, the parties desire to enter into this Agreement to secure the obligations of Debtor to Secured Party under the Note and the Master Services Agreement; and

         WHEREAS, any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Uniform Commercial Code of the State of Texas (the "UCC"), as such law is in effect on the date hereof.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Security Interest. Debtor hereby grants, assigns, pledges and transfers to Secured Party and grants Secured Party a first priority continuing security interest in the Collateral, whether now owned or existing, or hereafter acquired or arising, or in which Debtor may have an interest, and wheresoever located. "Collateral" means (a) all of Debtor's Accounts, Equipment and Fixtures and (b) any proceeds relating to the foregoing.

2. Obligations Secured. The Collateral secures (i) the payment in full, promptly when due, of any and all indebtedness (including principal and interest), and any other obligations of the Debtor to the Secured Party under the Note and (ii) the Prepaid Amount (as such term is defined in the Master Services Agreement) under the Master Services Agreement.

3. Maintenance of Collateral. The Debtor will maintain the Equipment and Fixtures necessary in the operation of its business in good condition and repair, ordinary wear and tear excepted.

4. Insurance of Collateral. The Debtor will insure itself and the Collateral against such perils and to such limits as are ordinarily carried by similar businesses.

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5.       Access to Books and Records. The Debtor agrees that the Secured Party may at reasonable times and on three business days' notice, have adequate and convenient access to the books and records of the Debtor related to the Collateral at the place where they may be located for the purpose of examining, auditing or copying the same.

6.       Defaults and Remedies.

         (a) If (i) an Event of Default (as such term is defined in the Note) shall occur or (ii) if Secured Party shall terminate the Master Services Agreement pursuant to Section 4.2(b), 4.3, 4.5 (as a result of the insolvency or similar occurrence of Debtor) or 14.1 of the Master Services Agreement, after expiration of requisite notice and cure periods as set forth therein (the occurrence of either (i) or (ii) is referred to herein as a "Default"), then Secured Party shall have, in addition to all other rights set forth in the Note, the Master Services Agreement, or provided herein or by law, the rights and remedies of a secured party under the UCC. In addition to all other sums due the Secured Party hereunder, the Debtor shall pay the Secured Party all costs and out-of-pocket expenses incurred by the Secured Party, including reasonable attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the obligations of the Debtor under the Note (collectively, the "Obligations") or in the prosecution or defense of any action or proceeding by or against the Secured Party or Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to Debtor in accordance with Section 11(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided; however, no notification need be given to Debtor if Debtor has signed, after a Default has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Secured Party may be the purchaser at any such sale. The Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place.

         (b) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Default, the Secured Party shall have the right, in addition to all other rights set forth in the Note, the Master Services Agreement, or provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on Debtor's premises (Debtor hereby agreeing to lease such premises without cost or expense to the Secured Party or its designee if the Secured Party so requests) or to remove the Collateral or any part thereof to such other places as the Secured Party may desire. Upon the occurrence and during the continuation of any Default, Debtor shall, upon the Secured Party's demand, assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party.

7. Further Assurances; Immunities of Secured Party and Secured Party, etc. With respect to the Collateral and any security interest or lien therein, the Debtor agrees, promptly upon request of the Secured Party, to do, file, record, make, execute and deliver all such acts, deeds, things,

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notices and instruments as may be reasonably necessary in the opinion of the
Secured Party in order to effect the liens on and security interests in the Collateral created hereby and the enforcement and realization of the benefits of, all of the rights, remedies and powers of the Secured Party hereunder relating to the Collateral.

8. Transfer of Interest. The Debtor will not, except with the written consent of the Secured Party, sell, assign, transfer or otherwise dispose of any of the Collateral except (a) in the ordinary course of business, (b) assets which are the subject of a casualty or a condemnation (including any deed in lieu thereof), (c) dispositions of Accounts in connection with the collection or compromise thereof, (d) dispositions of assets with an aggregate fair market value of less than $1,000,000, for less than 75% of the fair market value of such assets and (e) any other disposition so long as the Debtor uses proceeds of such disposition to prepay the Note in accordance with the terms thereof.

9. Expenses. The Debtor will pay all costs of filing of any financing, continuation or termination statements with respect to the Collateral deemed by the Secured Party to be reasonably necessary or advisable in order to perfect and protect the liens and security interests hereby created in favor of the Secured Party or intended so to be. The Debtor agrees that the Collateral secures, and further agrees to pay on demand, all reasonable expenses (including but not limited to reasonable attorneys' fees and other costs for legal services, costs of insurance and payments of taxes or other charges) of or incidental to the custody, care, sale or collection of or realization on any of the Collateral or in any way relating to the enforcement or protection of the rights of the Secured Party hereunder.

10. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Obligations have been fully paid or performed. Upon such termination of this Agreement, the Secured Party shall, upon the request of Debtor, forthwith release its security interests hereunder.

11.      General.

         (a) This Agreement cannot be modified or amended except in writing signed by both parties. All of the rights, privileges, remedies, and options given to the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, covenants, agreements, representations, and warranties of and in this Agreement shall bind the Debtor and its legal representatives, successors and assigns, provided that Debtor may not assign its rights or delegate its duties hereunder without the Secured Party's prior written consent.

         (b) All notices, requests, demands and other communications with respect hereto shall be given to the parties hereto in accordance with the notice provisions contained in the Purchase Agreement.

         (c) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining

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provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

         (d) This Agreement, the Note and the Master Services Agreement represent the entire agreement between the parties and shall supersede all prior agreements, commitments and writings with respect to the subject hereof.

         (e) This Agreement shall be deemed to have been made in the State of Texas and shall be governed by, and construed in accordance with, the laws of the State of Texas. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

         (f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered as of the date and year first above written.

                                 ZIX CORPORATION

                                 By: /s/ Ronald A. Woessner
                                     -----------------------------------
                                     Name:  Ronald A. Woessner
                                     Title: Senior Vice President

                                 AVENTIS INC.

                                 By: /s/ Juergen Lasowski
                                     -----------------------------------
                                     Name:  Juergen Lasowski
                                     Title: Authorized Signatory

                      SIGNATURE PAGE TO SECURITY AGREEMENT